                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   SCHEDULE 14A
                                  (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                   PURSUANT TO SECTION 14(a) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:
/ /  Preliminary Proxy Statement   / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12

                                  COCENSYS, INC.
            -----------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)


            -----------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies: ______
     2)   Aggregate number of securities to which transaction applies:__________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __________________________________
     4)   Proposed maximum aggregate value of transaction:______________________
     5)   Total fee paid:_______________________________________________________
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount previously paid:_______________________________________________
     2)   Form, Schedule or Registration Statement No.:_________________________
     3)   Filing Party:_________________________________________________________
     4)   Date Filed:___________________________________________________________

[LOGO]

                                   COCENSYS, INC.
                                201 Technology Drive
                              Irvine, California 92618


                                                               December 30, 1998

Dear Stockholder:

     On behalf of CoCensys, Inc. (the "Company"), I cordially invite you to attend a Special Meeting of Stockholders, which will begin at 2:00 p.m. local time on Wednesday, January 27, 1999, at the offices of the Company, 201 Technology Drive, Irvine, California. At the meeting, stockholders will be asked to approve the issuance by the Company of shares of its Common Stock on conversion of shares of the Company's Series E Convertible Preferred Stock, which the Company sold on June 8, 1998 to raise $8 million of working capital. In addition, the stockholders will be asked to provide the Board of Directors discretionary authority to effect a "reverse stock split" whereby the Company would issue one new share of Common Stock in exchange for between four and ten shares of outstanding Common Stock.

     These are very important matters that may have significant impact on the future of the Company. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully and vote your shares promptly. The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. BECAUSE THE VOTE OF EACH STOCKHOLDER IS IMPORTANT, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU NOW PLAN TO ATTEND THIS MEETING. This will not limit your right to attend the meeting or to change your vote at the meeting.

     We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,



                                        F. RICHARD NICHOL, PH.D.
                                        Chairman of the Board

                                   COCENSYS, INC.
                                201 Technology Drive
                              Irvine, California 92618

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JANUARY 27, 1999

TO THE STOCKHOLDERS OF COCENSYS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CoCensys, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, January 27, 1999, at 2:00 p.m., local time, at the offices of the Company, 201 Technology Drive, Irvine, California for the following purposes:

     1. To approve the issuance by the Company from time to time of shares of its Common Stock on conversion of shares of the Company's Series E Convertible Preferred Stock and exercise of warrants issued in connection with such Series E Convertible Preferred Stock;

     2. To approve a proposal to provide the Board of Directors the authority to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to effect, at any time prior to the 1999 Annual Meeting of Stockholders, a reverse stock split, whereby the Company would issue one new share of Common Stock in exchange for between four and ten shares of outstanding Common Stock; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 11, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment thereof.

                                        By Order of the Board of Directors,



                                        ROBERT R. HOLMEN
                                        Secretary
Irvine, California
December 30, 1998

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE IS THE RECORD HOLDER OF YOUR SHARES AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                   COCENSYS, INC.
                                201 TECHNOLOGY DRIVE
                              IRVINE, CALIFORNIA 92618

                                  PROXY STATEMENT
                          SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JANUARY 27, 1999

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CoCensys, Inc., a Delaware corporation ("CoCensys" or the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of the Company, 201 Technology Drive, Irvine, California, on January 27, 1999, at 2:00 p.m. local time. The Company intends to mail this proxy statement and accompanying proxy card on or about December 30, 1998 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company; no additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained D.F. King & Co., Inc., to conduct additional solicitation of proxies, for which the Company will pay D.F. King's customary fee, estimated at $6,000 plus reimbursement of expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on December 11, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 27,280,949 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting, except that holders of the Company's Series E Convertible Preferred Stock (the "Series E Preferred Stock") and warrants issued in connection therewith are not entitled to vote shares of Common Stock acquired upon conversion of the Series E Preferred Stock or exercise of such warrants on Proposal 1.

     The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum. With respect to Proposal 1, broker non-votes are not counted for any purpose in determining whether the matter has been approved. With respect to Proposal 2, broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 201 Technology Drive, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "Commission") is January 2, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also January 2, 1999.

                                   PROPOSAL 1
APPROVAL OF THE ISSUANCE BY THE COMPANY FROM TIME TO TIME OF SHARES OF ITS COMMON STOCK ON CONVERSION OF SHARES OF THE COMPANY'S SERIES E CONVERTIBLE PREFERRED STOCK AND EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH SUCH SERIES E CONVERTIBLE PREFERRED STOCK

     Under this Proposal, the Company is seeking stockholder approval to issue shares of its Common Stock on conversion of shares of the Series E Preferred Stock and exercise of warrants issued in connection with the sale of the Series E Preferred Stock. As discussed more fully below, the Company sold 8,000 shares of Series E Preferred Stock, along with Warrants to purchase 350,000 shares of Common Stock (the "Initial Warrants"), in order to raise $8 million in working capital to fund product development and clinical trials. Under the terms of sale of Series E Preferred Stock and Initial Warrants, the Company issued to the investors additional Warrants to purchase 100,000 shares of Common Stock on November 8, 1998 (the "Additional Warrants" and, along with the Initial Warrants, the "Warrants"), and the Company may be obligated to sell to the initial investors an additional 2,000 shares of Series E Preferred Stock for $2 million on or before August 30, 1999.

      The Series E Preferred Stock is convertible into shares of Common Stock at the election of the holders at a price based on the market price of the Company's Common Stock as quoted on the Nasdaq National Market at the time of conversion. In certain circumstances, in order to maintain listing of the Company's Common Stock on the Nasdaq National Market, Nasdaq Stock Market, Inc. rules require that the Company seek stockholder approval to issue shares of Common Stock in excess of 20% of the outstanding shares of Common Stock. Based on the current market price for the Company's Common Stock, the Company anticipates that it will be required to issue Common Stock in excess of that 20% limit upon conversion of the Series E Preferred Stock and exercise of Warrants; accordingly, the Company is seeking stockholder approval for the Common Stock issuance.

     The exact number of shares of Common Stock issuable on conversion of the Series E Preferred Stock is dependent on the market price of the Common Stock at the time of conversion and, therefore, is not currently known or determinable. The number of shares of Common Stock that may be issuable upon conversion of the Series E Preferred Stock at certain assumed conversion prices and upon exercise of the Warrants is set forth in the table on page 5 below. There is no limit on the number of shares that may be issuable upon conversion of the Series E Preferred Stock. ACCORDINGLY, STOCKHOLDERS ARE BEING ASKED IN THIS PROPOSAL 1 TO AUTHORIZE THE ISSUANCE OF SUCH CURRENTLY INDETERMINATE NUMBER OF SHARES OF COMMON STOCK AS MAY BE REQUIRED TO EFFECT CONVERSIONS OF SERIES E PREFERRED STOCK AND EXERCISE OF WARRANTS IN ACCORDANCE WITH THEIR RESPECTIVE TERMS AS DESCRIBED BELOW AND, IN THE CASE OF THE SERIES E PREFERRED STOCK, IN THE CERTIFICATE OF DESIGNATION INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT.

     THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL. AS DISCUSSED MORE FULLY BELOW, FAILURE TO APPROVE THIS PROPOSAL MAY FORCE THE COMPANY TO REDEEM THE SERIES E PREFERRED STOCK, WHICH COULD SIGNIFICANTLY DEPLETE THE COMPANY'S CASH RESERVES AND MATERIALLY ADVERSELY AFFECT ITS OPERATIONS AND FINANCIAL CONDITION.

TERMS OF PREFERRED STOCK AND WARRANTS

     CONVERSION OF SERIES E PREFERRED STOCK. On June 8, 1998 (the "Closing Date"), the Company sold 8,000 shares of Series E Preferred Stock and the Initial Warrants for an aggregate purchase price of $8 million in a private placement to three investors pursuant to Regulation D of the Securities Act of 1933, as amended. Each share of Series E Preferred Stock is convertible into the number of shares of Common Stock equal to (a) the stated value of a share of Series E Preferred Stock ($1,000) plus any accrued and unpaid dividends on the date of conversion divided by (b) the "Conversion Price," which equals the lesser of (i) the average of the three lowest trading prices during the 15 trading days ending one trading day prior to the conversion, multiplied by 100% (until October 8, 1998) or 90% (after October 8, 1998), or
(ii) $3.93.

     The Series E Preferred Stock may be converted into Common Stock at any time at the election of the holder, subject to the limitation that no holder can convert its shares of Series E Preferred Stock into Common Stock if such conversion would result in it, along with its affiliates, being the beneficial owner of more than 4.9% of the outstanding Common Stock of the Company. The preceding condition may be waived by the holder by providing 61 days' notice to the Company. The Series E Preferred Stock automatically converts on June 8, 2001 if not converted earlier.

     DIVIDENDS. The Series E Preferred Stock accrues a 7.5% per annum dividend until converted, subject to reduction in the dividend rate to (i) 5.5%, if the Common Stock trades at or above $4.05 per share for 10 consecutive trading days, (ii) 3.5%, if the Common Stock trades at or above $4.95 per share for 10 consecutive trading days and (iii) 1.5%, if the Common Stock trades at or above $6.00 per share for 10 consecutive trading days, in each case so long as the price threshold is met. Dividends are payable quarterly in cash or, at the election of the Company, by adding the amount of the dividend to the conversion value of the Series E Preferred Stock.

     VOTING RIGHTS. Prior to conversion or exercise, holders of the Series E Preferred Stock and Warrants do not have voting rights except as required by the Delaware General Corporation Law. Upon receipt of Common Stock following conversion of Series E Preferred Stock or exercise of Warrants, the holders are entitled to vote Common Stock received on such conversion or exercise on an equivalent basis with all other Common Stock; however, the holders of Series E Preferred Stock and Warrants may not vote any Common Stock held by them on this Proposal 1 if the holders received the Common Stock on conversion of the Series E Preferred Stock or exercise of Warrants.

     WARRANTS. The Initial Warrants remain exercisable for five years from the date of issuance, with an exercise price of $4.50 per share. On November 8, 1998, each initial investor in the Series E Preferred Stock received its pro rata portion of the Additional Warrants exercisable for $0.625 per share, based on the investors having held at least 65% of the Series E Preferred Stock purchased by each investor as of that date. The Additional Warrants also remain exercisable for five years from date of issuance.

     REGISTRATION OF SHARES. The Company filed a registration statement with the Commission on Form S-3 registering the resale of up to 12,000,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock and 350,000 shares issuable upon exercise of the Initial Warrants. The registration statement was declared "effective" by the Commission on September 4, 1998. The Company is required to register additional shares with the Commission (i) as necessary to cover resale of shares of Common Stock in excess of the initial 12,000,000 issuable upon conversion of Series E Preferred Stock and (ii) to cover resale of up to 100,000 shares of Common Stock issuable on exercise of the Additional Warrants. The Company intends to file a registration statement on Form S-3, if available, covering those additional shares promptly following the Special Meeting.

     SALE OF ADDITIONAL SERIES E PREFERRED STOCK. During the period beginning December 3, 1998 (90 days after the Commission declared the registration statement effective) and ending August 30, 1999 (360 days after that declaration), the Company is obligated to sell, and the investors are obligated to purchase, an additional $2 million in Series E Preferred Stock subject to, among other things, the closing price for the Common Stock being greater than $3.75 per share for 10 consecutive trading days.

     REDEMPTION AND REPURCHASE. If at any time the number of shares issued on conversion of Series E Preferred Stock and exercise of Warrants equals 19.99% of the number of shares of Common Stock outstanding as of the Closing Date, and if the Company is then prevented from issuing additional shares of Common Stock on conversion of the Series E Preferred Stock and has not obtained the approval of the Company's stockholders in accordance with its listing requirements on the Nasdaq National Market, then the Company is required to redeem the Series E Preferred Stock at 110% of the value of Common Stock into which the Series E Preferred Stock is then convertible. SEE "Nasdaq Limitation on Common Stock Issuance," below.

     In the event of an acquisition, merger or change of control of the Company, the holders of Series E Preferred Stock may elect to have the Company repurchase their holdings for 125% of the stated value (including accrued dividends) of the shares. If the holders do not elect for the Company to repurchase the shares, the Company has the right to redeem the Series E Preferred Stock in connection with an acquisition, merger or other change of control at the greater of 130% of stated value (including accrued dividends) or 100% of the value of Common Stock into which the Series E Preferred Stock is then convertible. If the holders do not elect for the Company to repurchase the shares, and the Company does not elect to redeem the shares, the holders of Series E Preferred Stock receive either equivalent shares in the acquiring entity or receive the consideration (E.G. cash or securities of the acquiring entity) paid to holders of Common Stock. Notwithstanding the foregoing, if any acquisition, merger or change of control is to be accounted for on a "pooling of interests" basis, the holders of the Series E Preferred Stock are required to accept the greater of (i) the amount to be received on repurchase (125% of stated value) or (ii) the securities of the acquiring entity that the holder would otherwise receive in the transaction in exchange for the shares of Series E Preferred Stock.

     The Company also may be required to redeem the Series E Preferred Stock, at the election of the holder, under certain events of default, including bankruptcy events and delisting of the Common Stock from the Nasdaq National Market (SEE Proposal 2 below), in each case at the greater of 130% of stated value (including accrued dividends) or 100% of the value of Common Stock into which the Series E Preferred Stock is then convertible.

NASDAQ LIMITATION ON COMMON STOCK ISSUANCE

     The Company's Common Stock is listed on the Nasdaq National Market. In order to maintain listing on the Nasdaq National Market, the Company must comply with certain rules and listing standards promulgated by the Nasdaq Stock Market, Inc. ("Nasdaq"). In particular, Rule 4460(i)(1)(D) of Nasdaq requires companies listed on the Nasdaq National Market to obtain approval of the stockholders prior to issuing common stock (or securities convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the number of shares of common stock to be issued (or issuable) is at least 20% of the common stock or voting power of the Company outstanding prior to the issuance. Therefore, the Company is required to obtain the approval of the holders of a majority of its Common Stock prior to issuing shares of Common Stock as a dividend on or upon conversion of the Series E Preferred Stock or exercise of Warrants in excess of an aggregate of 20% of the number of shares of Common Stock outstanding on the original Closing Date of sale of the Series E Preferred Stock and Warrants. At that time, 20% of the outstanding shares equaled 4,932,948 shares (the "20% Share Limit"). In order for the Company to issue shares in excess of the 20% Share Limit, the Company must obtain stockholder approval.

     IF THE COMPANY FAILS TO OBTAIN THE NECESSARY APPROVAL, THE COMPANY WOULD BE REQUIRED TO REDEEM THE THEN-OUTSTANDING SERIES E PREFERRED STOCK FOR CASH IN AN AMOUNT EQUAL TO 110% OF THE AGGREGATE CONVERSION PRICE THEN IN EFFECT. REDEMPTION OF THE SERIES E PREFERRED STOCK COULD SIGNIFICANTLY DEPLETE THE COMPANY'S CASH RESERVES AND MATERIALLY ADVERSELY AFFECT ITS OPERATIONS AND FINANCIAL CONDITION.

     Specifically, if the stockholders do not approve this Proposal 1, then the Company will be limited to issuing 4,932,948 shares of stock on conversion of the Series E Preferred Stock and exercise of the Warrants.
That 20% Share Limit is applied pro rata to each holder of Series E Preferred Stock and Warrants (E.G. the holder of 10% of the Series E Preferred Stock and Warrants is entitled to receive up to 10% of the 4,932,948 shares, or 493,295 shares, on conversion of Series E Preferred Stock and exercise of Warrants). Once the Series E Preferred Stock ceases to be convertible because the Company has reached the 20% Share Limit, and if the stockholders have failed to approve issuance of Common Stock above the 20% Share Limit, then the Company must immediately redeem all of the outstanding Series E Preferred Stock (which may be required as soon as five (5) business days after reaching the 20% Share Limit) at 110% of the market value of Series E Preferred Stock, based on the then-applicable conversion price.

     The amount of cash that the Company would be required to expend to redeem the outstanding Series E Preferred Stock could vary greatly depending on the market price and volatility of the Common Stock. Based on a conversion price of $0.422 (90% of the average of the three lowest trading prices during the 15 trading days ending one trading day prior to December
11, 1998) and the current market price of the Common Stock on December 11, 1998 of $0.4375 per share, the Company would be required to pay $7,639,358 to redeem the outstanding Series E Preferred Stock, which would substantially deplete the Company's cash reserves and materially and adversely affect the Company's operations and financial condition.

EFFECT OF SALE OF SERIES E STOCK AND WARRANTS ON HOLDERS OF COMMON STOCK

     At the time the first $8 million of Series E Preferred Stock was sold, the closing price for the Company's Common Stock on the Nasdaq National Market was $3.00 per share, so that the Series E Preferred Stock then would have converted into approximately 2,700,000 shares of Common Stock, which was well below the 20% Share Limit. Since that time, the market price of the Company's Common Stock has declined significantly; as of December 11, 1998, the closing price for the Company's Common Stock on the Nasdaq National Market was $0.4375 per share. As of that date, 2,563,060 shares had been issued on conversion of $1,555,000 of Series E Preferred Stock, and an additional 15,873,991 shares were issuable on conversion of the remaining $6,445,000 (plus accrued dividends of $251,840) of Series E Preferred Stock then outstanding, based on the conversion price in effect at that time of $0.422 per share. The number of shares issuable on future conversions may prove to be significantly greater in the event of a decrease in the market price of the Common Stock, or less if the market price of the Common Stock rises. Stockholders may experience substantial dilution of their investment upon conversion of the Series E Preferred Stock.

          In addition, the Company is required to issue up to 450,000 shares of Common Stock on exercise of the Warrants. If the conditions to issuing the additional 2,000 shares ($2 million) of Series E Preferred Stock are met (which conditions include that the closing price for the Common Stock is greater than $3.75 per share for 10 consecutive trading days), the Company will be obligated to issue additional shares of Common Stock on conversion of those shares of Series E Preferred Stock. The following table illustrates the effect of various conversion prices, assuming all remaining Series E Preferred Stock (including accrued dividends), plus the $2 million additional Series E Preferred Stock that may be issued, is converted at the same time at these prices:

                                                     Common Shares                                                Total Common
             Common Shares         Common Shares       Issuable            Common Shares                          Shares Issuable
Assumed         Issued on          Issuable on        Conversion of         Issuable on           Total          As a % of Shares
Conversion     Conversion           Conversion          Additional           Exercise         Common Shares     Outstanding After
Price (1)   Prior to 12/11/98      At 12/11/98        $2 million (2)        of Warrants         Issuable          Conversion (3)
----------  -----------------      -------------     ---------------       -------------      -------------     ------------------

$0.25          2,563,060            26,787,360          8,000,000             450,000          37,800,420              60.6%
$0.50          2,563,060            13,393,680          4,000,000             450,000          20,406,740              45.3%
$1.00          2,563,060             6,696,840          2,000,000             450,000          11,709,900              32.3%
$2.00          2,563,060             3,348,420          1,000,000             450,000           7,361,480              23.0%
$3.00          2,563,060             2,232,280            666,667             450,000           5,912,007              19.4%
$3.93(4)       2,563,060             1,704,031            508,906             450,000           5,225,997              17.5%


---------------
(1) The conversion price equals the lesser of (i) the average of the three lowest trading prices during the 15 trading days ending one trading day prior to the conversion, multiplied by 100% (until October 8, 1998) or 90% (after October 8, 1998), or (ii) $3.93.

(2) The additional $2 million in Series E Preferred Stock is issuable only if, among other conditions, the closing price for the Common Stock is greater than $3.75 per share for 10 consecutive trading days on or before August 30, 1999.

(3) Assumes that the number of shares outstanding other than shares issued or issuable on conversion of Series E Preferred Stock and exercise of Warrants is 24,594,700, which was the number of shares outstanding at June 8, 1998.

(4)  Represents the maximum conversion price.

     Note that, under applicable Delaware law and the Company's Amended and Restated Certificate of Incorporation, as amended, the Board of Directors has the authority, without further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

POTENTIAL FOR CHANGE OF CONTROL

     The approval of this Proposal 1 could, depending on the market prices of the Common Stock during the periods prior to conversion of the Series E Preferred Stock, result in the issuance of a large number of shares of Common Stock, thereby possibly resulting in a change of control of the Company if the converting holders were to retain such shares of Common Stock rather than sell them. Under the terms of the Series E Convertible Preferred Stock, no holder can convert its shares into Common Stock if such conversion would result in it, along with its affiliates, being the beneficial owner of more than 4.9% of the Common Stock that would be outstanding after giving effect to such conversion. However, this restriction can be terminated at any time upon 61 days' prior written notice to the Company by the affected holder.

     Note also that, under Nasdaq rules and listing standards, the Company must obtain stockholder approval for transactions that result in a "change of control." ALTHOUGH THE COMPANY DOES NOT BELIEVE THAT SALE OF THE SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANTS, AND ISSUANCE OF COMMON STOCK ON CONVERSION AND EXERCISE THEREOF, CONSTITUTES A CHANGE OF CONTROL UNDER THESE RULES, IF THE TRANSACTIONS WERE TO BE SO CONSTRUED, THE APPROVAL SOUGHT UNDER THIS PROPOSAL 1 WILL BE EFFECTIVE TO SATISFY THE STOCKHOLDER VOTE
REQUIRED FOR A CHANGE OF CONTROL. The Company's opinion that these transactions do not constitute a change of control is based on the facts that
(i) holders of Series E Preferred Stock were not granted voting rights, (ii) the holders have no contractual or other right to elect a director or otherwise influence management of the Company, (iii) there has been no change in the Company's President & Chief Executive Officer or composition of the Board of Directors since the Closing Date (other than the election of one new director nominated by the Board prior to the Closing Date), and (iv) no holder can convert its shares of Series E Preferred Stock into Common Stock if such conversion would result in it being the beneficial owner of more than 4.9% of the Common Stock without giving 61 days' prior written notice to the Company (and no holder has provided such notice as of the date of this Proxy Statement).

     Stockholders should consider also that the potential for the issuance of a significant number of shares of Common Stock on conversion of the Series E Preferred Stock and exercise of Warrants may tend to have the effect of discouraging tender offers for the Company or delaying, deferring or preventing a change of control of the Company.

VOLATILITY OF COCENSYS COMMON STOCK

     The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded biopharmaceutical companies, including the Company, have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of biotechnology products and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Company's Common Stock.

     The sale of a large number of shares of the Company's Common Stock in the public market following conversion of the Series E Preferred Stock could have an adverse effect on the market price of the Company's Common Stock. Substantially all of the outstanding shares of the Company's Common Stock are available for immediate sale in the public markets, subject to volume restrictions applicable to affiliates. Approximately

4,500,000 additional shares subject to currently exercisable options and warrants also may be sold freely immediately following exercise thereof.

REQUIRED VOTE

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is necessary to approve issuance of the shares of Common Stock in accordance with this Proposal 1.

AVAILABLE INFORMATION

     The terms of the Series E Preferred Stock and Warrants are complex and only briefly summarized in this Proxy Statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series E Preferred Stock should review the full description of the Series E Preferred Stock contained in the Certificate of Powers, Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of CoCensys, Inc., included as APPENDIX A to this Proxy Statement. The Series E Preferred Stock and Warrant purchase agreement, along with the forms of Initial Warrant and Additional Warrant, may be obtained by any of the following methods:

     1. By reviewing the copy on file with the Securities and Exchange Commission (the "Commission") at the public reading rooms maintained by the Commission at Securities Exchange Commission, Public Reference Branch, Stop 1-2, 450 Fifth Street, NW, Washington, DC, 20549-1004;

     2. By viewing the copy maintained in the Commission's "EDGAR" database, which may be accessed through the Commission's web site at http://www.sec.gov; or

     3. By submitting a written request to the Company, attention Investor Relations, 201 Technology Drive, Irvine, CA 92618.

                         THE BOARD OF DIRECTORS UNANIMOUSLY
                          RECOMMENDS A VOTE FOR PROPOSAL 1

                                     PROPOSAL 2
APPROVAL OF A PROPOSAL TO PROVIDE THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT, AT ANY TIME PRIOR TO THE 1999 ANNUAL MEETING OF STOCKHOLDERS, A REVERSE STOCK SPLIT, WHEREBY THE COMPANY WOULD ISSUE ONE NEW SHARE OF COMMON STOCK IN EXCHANGE FOR BETWEEN FOUR AND TEN SHARES OF OUTSTANDING COMMON STOCK

BACKGROUND

     The Company's stockholders are being asked in this Proposal 2 to authorize the Company to amend the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to effect, at any time prior to the 1999 Annual Meeting of Stockholders (currently scheduled for June 9, 1999), a reverse stock split of the Company's Common Stock whereby the Company would issue one new share of Common Stock in exchange for between four and ten shares of outstanding Common Stock (the "Reverse Split").

     THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL. AS DISCUSSED MORE FULLY BELOW, APPROVAL OF THIS PROPOSAL MAY BE NECESSARY TO MAINTAIN LISTING OF THE COMPANY'S COMMON STOCK ON THE NASDAQ NATIONAL MARKET.

     The complete text of the form of amendment to the Restated Certificate that would be filed with the office of the Secretary of State of the State of Delaware to effect the Reverse Split is set forth in Appendix B to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Company's Board of Directors (the "Board") deems necessary and advisable to effect the Reverse Split in the range described above.

REASONS FOR THE REVERSE SPLIT

     The Board believes that the Reverse Split is desirable for a number of reasons. First, the Board believes that the Reverse Split may be necessary to enable the Company to maintain the listing of the Company's Common Stock on the Nasdaq National Market. Second, the Reverse Split may improve the Company's ability to raise new capital. Finally, the Board believes that the Reverse Split will improve the marketability and liquidity of the Company's Common Stock. In addition, the Board believes that stockholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the Reverse Split may be effected will provide the Board with maximum flexibility to achieve the purposes of the Reverse Split and, therefore, is in the best interests of the Company and its stockholders.

     NASDAQ LISTING. The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq National Market since January 1993 when the Company completed its initial public offering. The rules of the Nasdaq Stock Market require that, as a condition of the continued listing of a Company's securities on the Nasdaq National Market, a company must satisfy certain maintenance requirements. The maintenance requirements generally require that a company meet certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. The maintenance criteria applicable to the Company consist of maintaining (i) a public float of at least 750,000 shares, (ii) a market value of the public float of at least $5 million, (iii) a minimum bid price equal to or greater than $1.00 per share, (iv) at least 400 shareholders ("round-lot" holders, as described under "MARKETABILITY AND LIQUIDITY OF COMMON STOCK," below), (v) net tangible assets of at least $4 million, (vi) at least two registered market makers and (vii) compliance with certain corporate governance requirements. The Company believes that it satisfies all of these maintenance criteria other than having a minimum bid price equal to or greater than $1.00 per share.

     ON DECEMBER 1, 1998, THE COMPANY RECEIVED A NOTICE FROM THE NASDAQ STOCK MARKET CONFIRMING NASDAQ'S DETERMINATION THAT THE COMPANY NO LONGER MEETS THE MINIMUM BID PRICE REQUIREMENT. NASDAQ HAS PROVIDED THE COMPANY UNTIL FEBRUARY 28, 1999 TO CORRECT THE DEFICIENCY; OTHERWISE, THE

COMPANY'S SECURITIES WILL BE DELISTED FROM THE NASDAQ NATIONAL MARKET AT THE OPEN OF BUSINESS ON MARCH 2, 1999. BASED ON THE RECENT TRADING HISTORY OF THE COMPANY'S COMMON STOCK, UNLESS THE STOCKHOLDERS APPROVE THIS PROPOSAL, THE COMPANY MAY BE UNABLE TO MEET THE MINIMUM BID PRICE REQUIREMENT AND THE COMPANY'S COMMON STOCK MAY BE DELISTED FROM THE NASDAQ NATIONAL MARKET.

     The Company believes that if the Reverse Split is approved by the stockholders at the Special Meeting, and the Reverse Split is effectuated, the Company's Common Stock should initially have a minimum bid price in excess of the $1.00 per share necessary to maintain its listing on the Nasdaq National Market. The Company would also need to continue to satisfy all other maintenance criteria. There can be no assurance, however, that the Company will be successful in meeting and maintaining these maintenance criteria or that, even if these maintenance criteria are met, the Company's Common Stock will continue to be traded on the Nasdaq National Market.

     If the Reverse Split is not approved by the stockholders at the Meeting, then it is possible, depending on the volatility and future price of the Company's Common Stock and the Company's ability to meet the maintenance criteria described above, that the Company's Common Stock will be delisted from the Nasdaq National Market on March 2, 1999. The delisting of the Company's Common Stock from the Nasdaq National Market could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In the event of delisting, the shares of Common Stock would likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board. In that event, the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present, and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

     CAPITAL RAISING EFFORTS. The Company will require additional sources of capital to fund its existing and future product development efforts and clinical trials and to fund continuing operations. In meetings with its financial advisors, the Company has been advised that an increase in per share price of the Company's Common Stock, which the Company expects initially as a consequence of the Reverse Split, may enhance the acceptability of the Common Stock by the financial community and the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. In theory, the total number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. As a practical matter, however, the opposite is in fact often the case. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks.

     The reduction in the number of outstanding shares of Common Stock caused by the Reverse Split is anticipated initially to increase proportionally the per share market price of the Common Stock. However, because some investors may view the Reverse Split negatively in that it reduces the number of shares available in the public market, there can be no assurance that the market price of the Common Stock will reflect proportionately the Reverse Split, or that such price, if it does rise proportionally to such levels, will continue to escalate or be sustained in the future.

     MARKETABILITY AND LIQUIDITY OF COMMON STOCK. The Board also believes that the increased market price of its Common Stock expected as a result of the Reverse Split will improve the marketability and liquidity of the Company's Common Stock by appealing to a broader market than that which currently exists and will encourage interest and trading in the Common Stock.
 As previously noted, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company's Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. If the Reverse Split is implemented, however, holders of fewer than 100 shares of Common Stock ("odd-lots") after the Reverse Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock ("round-lots"). The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Company's Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

     Stockholders should note that the effect of the Reverse Split upon the market price of the Company's Common Stock cannot be accurately predicted.
In particular, there is no assurance that the price for shares of the Common Stock after the Reverse Split will be four to ten times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results that have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time.

BOARD DISCRETION TO IMPLEMENT REVERSE SPLIT

     If the Reverse Split is approved by the stockholders of the Company at the Special Meeting, the Reverse Split will be effected, if at all, only upon a determination by the Board, after consultation with its financial advisors, that the Reverse Split (in an exchange ratio determined by the Board upon advice of its financial advisors within the limits set forth in this Proposal
2) is in the best interests of the Company and its stockholders at that time. Such determination will be based upon certain factors, including but not limited to the then-current price of the Company's Common Stock, the availability of additional working capital, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Split by the stockholders, the Board may, in its sole discretion, determine not to effect the Reverse Split prior to the 1999 Annual Meeting of Stockholders. If the Board fails to implement the Reverse Split prior to such meeting, stockholder approval again would be required prior to implementing any reverse split.

EFFECTS OF THE REVERSE SPLIT ON REGISTRATION, VOTING RIGHTS AND PREFERRED
STOCK

     The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act. After the Reverse Split, assuming that the Company continues to meet all other listing criteria, the Company's Common Stock will continue to be reported on the Nasdaq National Market under the symbol "COCN" (although Nasdaq will add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate the Reverse Split has occurred).

     Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Reverse Split. Although the Reverse Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record will not be affected by the Reverse Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split).

     In April 1995, the Company adopted a Preferred Share Purchase Rights Plan that provided for the distribution of a dividend on each share of the Company's Common Stock of the right (each, a "Right") to purchase from the Company one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). The Reverse Split will result in (i) a reduction in the number of Rights outstanding in proportion to the exchange ratio of the Reverse Split and (ii) an adjustment to the conversion ratio of the Series A Preferred

Stock that reduces the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock in proportion to the exchange ratio of the Reverse Split.

     The Reverse Split also will result in an adjustment to the conversion ratio of outstanding shares of the Company's Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. In each case, the Reverse Split causes reduction in the number of shares of Common Stock issuable upon conversion of those series of Preferred Stock. The table below shows the effect of the Reverse Split (using the minimum and maximum ratios for the Reverse Split) on the Company's Common Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. Conversions of each series of Preferred Stock are based on the December 11, 1998 closing price for the Company's Common Stock on the Nasdaq National Market of $0.4375 per share.

                                   Common Shares          Common Shares        Common Shares
                                   Or Equivalent         Outstanding with   Outstanding with
Security                       Outstanding (12/11/98)   1:4 Reverse Spilt   1:10 Reverse Split
--------                       ----------------------   -----------------   ------------------
Common Stock, $0.001 par value       27,280,949             6,820,237            2,728,095

Series C Convertible Preferred        1,144,165               286,041              114,417
  Stock, $0.001 par value

Series D Convertible Preferred        2,100,074               525,019              210,007
  Stock, $0.001 par value

Series E Convertible Preferred       15,873,991             3,968,498            1,587,399
  Stock, $0.001 par value

EFFECT ON STOCK OPTIONS, WARRANTS AND PAR VALUE

     The Reverse Split will effect a reduction in the number of shares of Common Stock available for issuance under the Company's 1990 Stock Option Plan, as amended, the 1992 Non-Employee Directors' Stock Option Plan, as amended, the 1996 Equity Incentive Plan, the 1995 Employee Stock Purchase Plan and the 1998 Non-Officer Equity Incentive Plan (collectively, the "Stock Plans"), as well as shares of Common Stock issuable on exercise of stock options outside of the Stock Plans, in proportion to the exchange ratio of the Reverse Split. The aggregate number of shares of Common Stock currently authorized and available for issuance under the Stock Plans is approximately 7,200,000 (including shares subject to outstanding options and shares available for future grants) and 45,000 Common Stock shares are authorized and available for issuance on exercise of stock options outside of the Stock Plans, in each case prior to giving effect to the Reverse Split. The aggregate number of shares authorized and available for issuance on exercise of options under the Stock Plans and outside of the Stock Plans will reduce, in aggregate, to 1,811,250 shares with a 1:4 reverse split or to 724,500 with a 1:10 reverse split. The exercise prices for options outstanding under the Stock Plans and outside of the Stock Plans will be increased proportionate to the reverse split ratio.

     The Company also has outstanding warrants to purchase approximately 2,000,000 shares of the Company's Common Stock. Under the terms of the outstanding warrants, the Reverse Split will effect a reduction in the number of shares of Company Common Stock issuable upon exercise of such warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding warrants. Shares available for issuance under outstanding warrants will reduce to 500,000 with a 1:4 reverse split, and 200,000 with a 1:10 reverse split.

     The par value of the Company's Common Stock and Preferred Stock will remain at $0.001 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding will be reduced. Consequently, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, although the number of authorized shares of Common Stock will remain fixed at 75,000,000, the number of authorized but unissued shares of Common Stock (I.E., shares available for future issuance) effectively will be increased by the Reverse Split. The issuance of such additional authorized shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate or Bylaws.

EFFECTIVE DATE

     The Reverse Split would become effective as of the close of business on the date of filing (the "Effective Date") of a Certificate of Amendment to the Restated Certificate with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, each share of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be, automatically and without any action on the part of the stockholders, converted into between 1/4 and 1/10 of a share of the Company's Common Stock proposed to be issued in connection with the Reverse Split (the "New Common Stock").

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from American Stock Transfer & Trust Company, as the Company's exchange agent (the "Exchange Agent") for the Reverse Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Reverse Split represented shares of Old Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Old Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest (as discussed in the next paragraph below). Each certificate representing shares of New Common Stock issued in connection with the Reverse Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Split represented any shares of Old Common Stock shall be deemed at and after the Reverse Split to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

     No fractional shares of New Common Stock will be issued as a result of the Reverse Split. In lieu of any such fractional share interest, each holder of Old Common Stock who as a result of the Reverse Split would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company's Common Stock on the Effective Date as reported on the Nasdaq National Market by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount will be issued to such holder in the form of a check in accordance with the exchange procedures outlined above.

     No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate which prior to approval of the Reverse Split represented any shares of Old Common Stock, except that if any certificates of New Common Stock are to be issued in a name other than that in which the certificates for shares of Old Common Stock surrendered are registered, it will be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer must comply with all applicable federal and state securities laws, and (iii) such surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

NO APPRAISAL RIGHTS

     Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Split.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     A summary of the federal income tax consequences of the proposed Reverse Split to the Company and to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. In addition, the Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed reverse split on them under applicable federal, state, local and foreign income tax laws.

     It is intended that the Reverse Split will constitute a reorganization (a "Reorganization") within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Reverse Split qualifies as a Reorganization, the following federal income tax consequences should result:

     1. A stockholder will not recognize any gain or loss as a result of the Reverse Split except to the extent a stockholder receives cash in lieu of a fractional share. To the extent a stockholder receives cash in lieu of a fractional share, for tax purposes the stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual stockholder, such stockholder will likely recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% to a non-corporate stockholder if the stockholder has held his shares for one year or less prior to the Effective Date or long-term capital gain taxable at a maximum federal income tax rate of 20% to a non-corporate stockholder if the stockholder has held his shares for more than one year prior to the Effective Date.

     2. The aggregate tax basis of the shares of New Common Stock received by the stockholder pursuant to the Reverse Split will equal the aggregate tax basis of the shares of Old Common Stock held by the stockholder immediately prior to the Effective Date of the Reverse Split reduced by any basis allocated to a fractional share for which the stockholder receives cash. The stockholder will be able to "tack" the holding period of the Old Common Stock prior to the Reverse Split to the holding period of the New Common Stock received by the stockholder as a result of the Reverse Split, provided that the shares of Old Common Stock were capital assets in the hands of the stockholder.

     3. Holders of any series of Preferred Stock of the Company will recognize no income, gain or loss for federal income tax purposes as a result of the changes to the conversion ratios for such stock incident to the Reverse Split. The Company will not recognize gain or loss as a result of the Reverse Split.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to approve the Reverse Split and the amendment to the Restated Certificate to effect the Reverse Split. As result, broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 2

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 30, 1998 by the following stockholders: (i) each director; (ii) the Company's Chief Executive Officer and additional four most highly compensated executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                      NUMBER          PERCENT
BENEFICIAL OWNER(1)                                  OF SHARES        OF TOTAL
--------------------                                 ---------        --------
Entities Affiliated with Sanderling Ventures(2)
  2730 Sand Hill Road, Suite 200
  Menlo Park, California 94025 . . . . . . . . . . . 2,113,673          7.7
Novartis AG(3)
  Schwarzwaldallee 215
  CH402 Basel, Switzerland . . . . . . . . . . . . . 2,543,902          9.3
Robert G. McNeil, Ph.D.(2)
  c/o Sanderling Ventures, above . . . . . . . . . . 2,214,021          8.1
James C. Blair, Ph.D.(4) . . . . . . . . . . . . . . 1,295,931          4.7
Joann L. Data, M.D., Ph.D.(5). . . . . . . . . . . . . .87,862            *
Kelvin W. Gee, Ph.D.(6). . . . . . . . . . . . . . . . 473,686          1.7
Robert R. Holmen (7) . . . . . . . . . . . . . . . . . .14,583            *
Nancy C. Lan, Ph.D.(8) . . . . . . . . . . . . . . . . 274,263          1.0
Alan C. Mendelson(9) . . . . . . . . . . . . . . . . . .81,082            *
F. Richard Nichol, Ph.D.(10) . . . . . . . . . . . . . 276,317          1.0
Timothy J. Rink, M.D.(11). . . . . . . . . . . . . . . .64,000            *
Robert L. Roe, M.D.. . . . . . . . . . . . . . . . . . . 5,000            *
Lowell E. Sears(12). . . . . . . . . . . . . . . . . . 235,416            *
Eckard Weber, M.D.(13) . . . . . . . . . . . . . . . . 487,070          1.8

All executive officers and directors
  as a group (12 persons)(14). . . . . . . . . . . . 3,295,210         11.5

-------------------
*  Less than one percent.

(1) The table is based on information supplied by officers, directors and principal stockholders and on Schedules 13D and 13G filed with the Securities and Exchange Commission ("SEC"). Applicable percentages are based on 27,280,949 shares outstanding on November 30, 1998, adjusted as required by SEC rules and regulations. Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Shares held by entities affiliated with Sanderling Ventures consist of the following: (i) 178,512 shares held by Sanderling Venture Partners II, L.P.; (ii) 143,286 shares held by Sanderling Ventures Limited, L.P.;
       (iii) 866,095 shares held by Sanderling Venture Partners III, L.P. ("SVP III") and 69,834 shares issuable to SVP III on exercise of warrants; (iv) 179,601 shares held by Sanderling III Biomedical, L.P. ("SB III") and 12,036 shares issuable to SB III on exercise of warrants; (v) 442,658 shares held by Sanderling III Limited, L.P. ("Sanderling III") and 36,175 shares issuable to Sanderling III on exercise of warrants; and (vi) 180,444 shares held by Sanderling Ventures Management ("SVM") and 5,032 shares issuable to SVM on exercise of warrants. Shares held by Dr. McNeil include all of the shares held by the entities affiliated with Sanderling Ventures (the "Sanderling Shares"), plus 100,348 shares held directly by Dr. McNeil. Dr. McNeil is a general partner or principal of each of the entities affiliated with Sanderling Ventures, has voting and investment power with respect to the Sanderling Shares and may be deemed beneficial owner of such Shares. Dr. McNeil disclaims beneficial ownership of the Sanderling Shares except to the extent of his partnership interest in each entity affiliated with Sanderling Ventures.

(3) Consists of the following shares: (i) 2,378,192 shares held by Novartis Produkte AG, a subsidiary of Novartis AG; (ii) 80,297 shares held by Sanderling Ventures Limited, L.P., over which Novartis AG has shared voting and investment power; and (iii) 85,413 shares held by Sanderling III Limited, L.P., over which Novartis AG has shared voting and investment power.

(4) Dr. Blair is a director of the Company. Shares held by Dr. Blair include 17,267 shares held directly by Dr. Blair and 28,000 shares subject to stock options exercisable within 60 days following November 30, 1998, plus the shares held by the following entities affiliated with Domain Associates (the "Domain Shares"): (i) 5,664 shares held by Domain Associates ("Domain"); (ii) 846,154 shares held by Domain Partners III, L.P. ("Domain III") and 338,462 shares issuable to Domain III on exercise of warrants; (iii) 29,615 shares held by DP III Associates, L.P. ("DP III") and 11,846 shares issuable to DP III on exercise of warrants; and
       (iv) 18,923 shares issuable to Domain Partners II, L.P. ("Domain II") on exercise of warrants. Dr. Blair is a general partner of Domain, and is a general partner in the general partner of each of Domain II, Domain III and DP III. Dr. Blair has voting and investment power with respect to, and may be deemed beneficial owner of, the Domain Shares. Dr. Blair disclaims beneficial ownership of the Domain Shares, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.

(5) Dr. Data is the Company's Executive Vice President, Product Development and Regulatory Affairs. Shares listed include 81,666 shares subject to stock options exercisable within 60 days following November 30, 1998.

(6) Dr. Gee is the Company's Chief Scientific Officer and a director. Shares listed include 28,000 shares subject to stock options exercisable within 60 days following November 30, 1998, 16,800 shares held by members of Dr. Gee's immediate family and 61,039 shares held in the Kelvin & Kay Gee Living Trust.

(7) Mr. Holmen is the Company's Vice President, General Counsel and Secretary. Shares listed include 14,583 shares subject to stock options exercisable within 60 days of November 30, 1998.

(8) Dr. Lan is the Company's Vice President, Scientific Affairs and Intellectual Property. Shares listed include 20,000 shares held by Dr. Lan as Custodian for a family member and 194,828 shares subject to stock options exercisable within 60 days following November 30, 1998.

(9) Mr. Mendelson is a director of the Company. Shares listed include the following: (i) 60,000 shares subject to stock options exercisable within 60 days following November 30, 1998; (ii) 400 shares held in trust for the benefit of Mr. Mendelson's children, for which Mr. Mendelson's spouse is trustee; (iii) 13,385 shares held by CGCH&T Profit Sharing Trust FBO Mr. Mendelson (the "Mendelson Trust"); (vi) 5,143 shares held by Cooley Godward LLP, of which Mr. Mendelson is a partner; and (v) 2,154 shares issuable pursuant to warrants held in the Mendelson Trust. Mr. Mendelson disclaims beneficial ownership of shares held in trust for the benefit of his children. Mr. Mendelson also disclaims beneficial ownership of shares held by Cooley Godward LLP, except to the extent of his pecuniary interest therein.

(10) Dr. Nichol is President, Chief Executive Officer and Chairman of the Board of the Company. Shares listed include 257,500 shares subject to stock options exercisable within 60 days following November 30, 1998.

(11) Dr. Rink is a director of the Company. Shares listed include 64,000 shares subject to stock options exercisable within 60 days following November 30, 1998.

(12) Mr. Sears is a director of the Company. Shares listed include the following: (i) 145,500 shares held in The Sears Living Trust dated March 11, 1991 (the "Sears Trust"); (ii) 85,916 shares subject to stock options exercisable within 60 days following November 30, 1998; and (iii) 4,000 shares issuable pursuant to warrants held in the Sears Trust.

(13) Dr. Weber is a director of the Company. Shares listed include 173,799 shares subject to stock options exercisable within 60 days following November 30, 1998.

(14) Includes 988,292 shares subject to stock options exercisable within 60 days following November 30, 1998 and 375,385 shares issuable pursuant to warrants held by directors or entities affiliated with such directors. See Notes (4) through (13) above.

                                   OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors,




                                   ROBERT R. HOLMEN
                                   Secretary
December 30, 1998


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, COCENSYS, INC., 201 TECHNOLOGY DRIVE, IRVINE, CA 92618.

                                     APPENDIX A

                               CERTIFICATE OF POWERS,
                  DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS

                                         OF

                        SERIES E CONVERTIBLE PREFERRED STOCK

                                         OF

                                   COCENSYS, INC.

                          (Pursuant to Section 151 of the
                              General Corporation Law
                             of the State of Delaware)


     CoCensys, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on April 20, 1998 pursuant to authority of the Board of Directors as required by Section 151(g) of the General Corporation Law of the State of Delaware:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby authorizes and creates a series of the Corporation's previously authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof (in addition to the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation, which are applicable to the Preferred Stock of all classes and series), as follows:

     Series E Convertible Preferred Stock:

                             I.  DESIGNATION AND AMOUNT

     Ten thousand (10,000) shares of Preferred Stock, $.001 par value are designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock") with the rights, preferences, privileges and restrictions specified in this Certificate of Powers, Designation, Preferences, Rights and Limitations (this "Certificate of Designation"). The stated value of the Series E Preferred Stock shall be One Thousand Dollars ($1,000) per share (the "Stated Value"). Subject to the provisions hereof, if the Second Closing (as defined in the Securities Purchase Agreement date as of June 8, 1998, by and between the Corporation and the other signatories thereto (the "Purchase Agreement")) does not occur, such number of shares of Preferred Stock designated Series E Preferred Stock may be decreased to eight thousand (8,000) by resolution of the Board of Directors.

                                      II.  RANK

     The Series E Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to the Corporation's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"); (iii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series E Preferred Stock obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or PARI PASSU with the Series E Preferred Stock) (collectively, with the Common Stock and the Series A Preferred Stock, "Junior Securities"); (iv)

PARI PASSU with the Corporations' Series C Convertible Preferred Stock (the "Series C Preferred Stock") and Series D Convertible Preferred Stock (the "Series D Preferred Stock"); (v) PARI PASSU with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series E Preferred Stock obtained in accordance with Article IX hereof, unless the average Closing Bid Price (as defined below) for the ten
(10) Trading Days (as defined below) ended one (1) Trading Day prior to the date on which the Board of Directors approves the issuance of such class or series of capital stock is above $4.00, in which case such consent will not be required) specifically ranking, by its terms, on parity with the Series E Preferred Stock (collectively, with the Series C Preferred Stock and Series D Preferred Stock, "PARI PASSU Securities"); and (vi) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series E Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series E Preferred Stock ("Senior Securities"), in each case both as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                   III.  DIVIDENDS

     A. PAYMENT OF DIVIDENDS. The Series E Preferred Stock shall be entitled to cumulative dividends at the Applicable Dividend Rate (as defined below) from the date of issuance of the Series E Preferred Stock (the "Issue Date"), payable quarterly on March 31, June 30, September 30 and December 31 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday or legal holiday) (each, a "Dividend Payment Date") to the holders of record of the Series E Preferred Stock. Dividends shall accrue daily without interest from the Issue Date whether or not such dividends are declared by the Board of Directors and actually paid to the holders of Series E Preferred Stock as they appear on the stock books of the Corporation on such record dates, not more than twenty (20) nor less than ten (10) days preceding the Dividend Payment Dates for such dividends, as shall be fixed by the Board. Accrued and unpaid dividends shall be payable to each holder of Series E Preferred Stock in cash, in whole but not in part, on the applicable Dividend Payment Date or, subject to the limitations of Article VI.A(c) and
Article VI.E, at the sole option of the Corporation, shall be added to the Conversion Amount (as defined in Article VI.A) in accordance with Article VI.A; PROVIDED, HOWEVER, if the Corporation fails to timely pay all accrued and unpaid dividends in cash on the applicable Dividend Payment Date, the unpaid amount shall be automatically added to the Conversion Amount effective on the day following the applicable Dividend Payment Date.

     B. DIVIDENDS ON JUNIOR SECURITIES. In no event, so long as any Series E Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation (other than the Series A Preferred Stock in accordance with Section 23 of the Rights Agreement dated May 15, 1995 between the Corporation and American Stock Transfer & Trust Company) nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series E Preferred Stock, voting together as a class.

     C. APPLICABLE DIVIDEND RATE. The "Applicable Dividend Rate" shall mean 7.5%; PROVIDED, HOWEVER that if the Closing Price (as defined below) of the Common Stock is greater than or equal to (i) $4.05 for ten (10) consecutive Trading Days (as defined below), the Applicable Dividend Rate shall mean 5.5%, (ii) if the Closing Price of the Common Stock is greater than or equal to $4.95 for ten (10) consecutive Trading Days, the Applicable Dividend Rate shall mean 3.5% and (iii) if the Closing Price is greater than or equal to $6.00 for ten (10) consecutive Trading Days, the Applicable Dividend Rate shall mean 1.5%, in each case from and after the Trading Day on which, but only so long as, such price threshold is met. Dividends shall accrue at the then Applicable Dividend Rate until such time as the condition thereto is no longer met (i.e., the price drops below the applicable threshold for ten (10) consecutive Trading Days) or at such time as a new Applicable Dividend Rate becomes effective, at which time dividends will begin to accrue at the new Applicable Dividend Rate.

     D. LIQUIDATION EVENTS. Any reference to "distribution" contained in this Article IV shall not be deemed to include distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                             IV.  LIQUIDATION PREFERENCE

     A. LIQUIDATION EVENTS. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (each such event being considered a "Liquidation Event"), the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities, the Liquidation Preference (as defined below) per share of Series E Preferred Stock and no more; provided, however, that such rights shall accrue to the holders of Series E Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of any Senior Securities are fully met. After the liquidation preferences of any Senior Securities are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock and Pari Passu Securities in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series E Preferred Stock and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series E Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. After payment in full of the Liquidation Preference on the shares of Series E Preferred Stock and the liquidation preference on the PARI PASSU Securities, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation.

     B. EVENTS DEEMED LIQUIDATION EVENTS. At the option of any holder of Series E Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor (a "Change of Control Transaction") shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of such transaction an amount equal to 125% of the Liquidation Preference with respect to each outstanding share of Series E Preferred Stock in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(b) hereof; PROVIDED, HOWEVER, that the Corporation shall have the option, on at least fifteen (15) days prior written notice to the holders of the Series E Preferred Stock (during which time the holders of the Series E Preferred Stock shall maintain the right to convert any or all of the Series E Preferred Stock in accordance with Article
VI), to redeem the Series E Preferred Stock immediately prior to the consummation of any Change in Control Transaction at the Mandatory Redemption Amount (as defined below); and PROVIDED, FURTHER, HOWEVER, that where the Corporation undertakes such an event and plans to account for such event as a "pooling of interests" in accordance with generally accepted accounting principles, (a) no such distribution pursuant to clause (i) above will be available and such event will be treated pursuant to clause (ii) above where the value of the distribution that would have been received pursuant to clause (i) above would be less than the value of the Common Stock that would be received upon conversion of the Series E Preferred Stock in accordance with Article VI below treating the Trading Day (as defined below) immediately preceding the date of such distribution as the "Conversion Date" (as defined in Article VI.D(d)) and (b) no such distribution pursuant to clause (ii) above will be available and such event will be treated pursuant to clause (i) above where the value of the distribution that would have been received pursuant to clause (i) above would be more than the value of the Common Stock that would be received upon conversion of the Series E Preferred Stock in accordance with Article VI below treating the Trading Day (as defined below) immediately preceding the date of such distribution as the "Conversion Date" (as defined in Article VI.D(d)). "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     C. LIQUIDATION PREFERENCE. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series E Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) all accrued and unpaid dividends for the period beginning on the Issue Date and ending on the date of final distribution to the holder thereof (prorated for any portion of such period). The liquidation preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                                    V. REDEMPTION

     A. MANDATORY REDEMPTION. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

          (i) The Corporation fails to issue shares of Common Stock to the holders of Series E Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of
Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series E Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of June 8, 1998, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series E Preferred Stock upon conversion of the Series E Preferred Stock as and when required by this Certificate of Designation, the Purchase Agreement or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any of the foregoing failures shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days;

          (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to December 8, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than forty-five (45) consecutive Trading Days (as defined below) or more than ninety (90) Trading Days in any twelve (12) month period or more than one hundred twenty (120) Trading Days during the Registration Period (as defined in the Registration Rights Agreement) after such Registration Statement becomes effective;

          (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

          (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation; PROVIDED, HOWEVER, that in the case of any involuntary bankruptcy, such involuntary bankruptcy shall continue undischarged or undismissed for a period of sixty (60) days;

          (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of each holder of the then outstanding shares of Series E Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase such holder's shares of Series E Preferred Stock for an amount per share equal to the greater of (1)

130% multiplied by the sum of (a) the Stated Value of the shares to be redeemed plus (b) all accrued and unpaid dividends for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "Mandatory Redemption Date"), and (2) the "parity value" of the shares to be redeemed, where parity value means the product of
(a) the highest number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (without giving any effect to any limitations on conversions of shares set forth in Article VI.A(b) below, and treating the Trading Day (as defined in Article VI.B) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as defined in Article VI.B(a)) for purposes of determining the lowest applicable Conversion Price), unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the Closing Price (as defined in Article VI.A(b)) for the Common Stock on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount"). If there is a Mandatory Redemption Event specified in subparagraph (ii) and the holders of the Series E Preferred Stock do not elect to send a Mandatory Redemption Notice to the Corporation, then (i) the Automatic Conversion Date (as defined in Article VII) shall be extended for a period equal to 1.5 times the total number of days the Registration Statement lapsed in effect (or sales could not be made thereunder, whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) and (ii) the Applicable Percentage shall be reduced by 1% for each month in excess of the Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement) that the holders of Series E Preferred Stock are not permitted to sell the Common Stock pursuant to the Registration Statement in accordance with Section 2(c) of the Registration Rights Agreement.

     In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series E Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series E Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the average Closing Price of the Common Stock for the two (2) Trading Days prior to the date the holder provides notice to the Corporation of its election to receive Common Stock in lieu of the Mandatory Redemption Amount in accordance with this paragraph.

     B. 19.99% REDEMPTION. If the Series E Preferred Stock ceases to be convertible as a result of the limitations described in Article VI.A(c) below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within thirty (30) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series E Preferred Stock that were issued upon conversion of Series E Preferred Stock) or (ii) received other permission pursuant to Nasdaq Rule 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series E Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series E Preferred Stock, in accordance with this Article V.B.
An irrevocable redemption notice (the "Redemption Notice") shall be delivered promptly to the holders of Series E Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A) has been issued upon exercise of the Series E Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series E Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within five (5) business days of the earlier of (i) the date of the Redemption Notice or (ii) the date on which the holders of the Series A Preferred Stock notify the Corporation of the occurrence of a 19.99% Redemption Event. On the Mandatory Redemption Date, the Corporation shall make payment in cash of an amount equal to 110% times the product of (a) the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock being redeemed pursuant to this Article V.B and as determined in accordance with Article VI below (without giving any effect to any limitations on conversions of shares set forth in Article VI.A(b) below, and treating the Trading Day (as defined in Article VI.B) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as defined in Article VI.B(a)) multiplied by (b) the Closing Price (as defined in Article VI.A(b)) of the Common Stock on such Conversion Date.

                     VI.  CONVERSION AT THE OPTION OF THE HOLDER

     A.   OPTIONAL CONVERSION

          (a) CONVERSION AMOUNT. Subject to the conversion restrictions set forth in Article VI.A(b) below, each holder of shares of Series E Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series E Preferred Stock into Common Stock as follows (an "Optional Conversion"). A minimum of (10) shares of Series E Preferred Stock shall be surrendered for each Optional Conversion (or such lesser amount if a holder of Series E Preferred Stock owns less than ten (10) shares of Series E Preferred Stock). Each share of Series E Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Conversion Amount (as defined below), by (2) the then effective Conversion Price (as defined below); PROVIDED, HOWEVER, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event (other than pursuant to the Automatic Conversion (as defined herein)) shall a holder of shares of Series E Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series E Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series E Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Conversion Amount" means the sum of (a) the Stated Value of the shares of Series E Preferred Stock issued for conversion plus (b) the Unpaid Dividend Amount where the "Unpaid Dividend Amount" means the Applicable Dividend Rate TIMES the Stated Value of the shares of Series E Preferred Stock issued for conversion times N/365 where N equals the number of days since the later of
(x) the Issue Date or (y) the last Dividend Payment Date on which the Corporation paid the then accrued and unpaid dividends in cash; PROVIDED, HOWEVER that the Corporation shall have the option to pay the Unpaid Dividend Amount in cash, in whole but not in part, by wire transfer to the account of the holder of Series E Preferred Stock issued for conversion simultaneously with the delivery of the shares of Common Stock issued upon such conversion, in which event the Conversion Amount shall equal the Stated Value of the shares of Series E Preferred Stock issued for conversion.

          (b)  CONVERSION RESTRICTIONS.

               (i) CONVERSION RESTRICTION PERIOD. For the period beginning on the Issue Date and ending on October 8, 1998, (the "Conversion Restriction Period"), if the Common Stock trades on Nasdaq or the principal trading market on which the Common Stock is then listed is less than $4.00 per share for ten (10) consecutive Trading Days, the holders of Series E Preferred Stock thereafter during the reminder of the Conversion Restriction Period shall only be permitted to convert, in the aggregate, into a number of shares of Common Stock that is less than or equal to the greater of (a) 15% of the trading volume for the calendar month in which conversions are taking place or (b) 15% of the trading volume for the calendar month prior to the calendar month in which the conversions are taking place (such lesser amount is hereinafter referred to as the "Conversion Restriction Amount"). Notwithstanding the preceding sentence, if the Common Stock thereafter trades on Nasdaq or the principal trading market on which the Common Stock is then listed above $4.00 per share for ten (10) consecutive Trading Days during the Conversion Restriction Period, the conversion limitations set forth in the preceding sentence shall forever cease to be applicable. The Conversion Restriction Amount (i) shall be allocated pro rata in accordance with Article X below and (ii) shall not include shares issued upon conversions taking place prior to the trigger date of the restriction.

               (ii) ADJUSTMENT PERIOD. By written notice to the holders delivered by 4:30 p.m. on any Trading Day, the Corporation shall be permitted to suspend the right to convert shares of Series E Preferred Stock on the next Trading Day after any Trading Day that the Closing Price of the Common Stock on Nasdaq or the principal trading market on which the Common Stock is then listed is less than $2.00 per share unless on such next Trading Day, the Common Stock trades on Nasdaq or the principal trading market on which the Common Stock is then listed above $2.00 prior to 12:00 noon on such Trading Day. If the Closing Price of the Common Stock remains below $2.00 per share for twenty (20) consecutive Trading Days (the "Adjustment Period"), whether or not the Corporation has restricted conversions for some or all of such days, the Corporation shall either: (i) forever waive the foregoing right to restrict conversions and allow the holders of the Series E Preferred Stock to convert their shares of Series E Preferred Stock; (ii) purchase each holder's shares of Series E Preferred Stock for an amount (the "Optional Redemption Amount") per share equal to 125% multiplied by the sum of (a) the Stated Value of the shares to be redeemed plus (b) all accrued and unpaid dividends for the period beginning on the Issue Date and ending on the date of payment of the Optional Redemption Amount; or (iii) adjust the exercise price of one-half of the warrants issued pursuant to the Securities Purchase Agreement (the "Warrants") that have not been exercised prior to the last day of the Adjustment Period to the lowest trading price during the Adjustment Period. In the event that the Corporation elects to adjust the exercise price of the Warrants pursuant to clause (iii) of the preceding sentence, (x) the holders of Series E Preferred Stock thereafter shall not be permitted to convert shares of Series E Preferred Stock thereafter on any Trading Day that the Common Stock trades below the average Closing Price of the Common Stock during the Adjustment Period (the "New Floor") and (y) if after such election, the Common Stock trades below the New Floor for twenty (20) consecutive Trading Days (the "Second Adjustment Period"), the Corporation shall either (i) adjust the Exercise Price of the remaining half of the Warrants to the lowest trading price of the Common Stock during the Second Adjustment Period or (ii) select either of the options set forth in clauses
(i) and (ii) of the second sentence of this paragraph. In the event that the Corporation elects to adjust the exercise price of the Warrants pursuant to clause (i) of the preceding sentence, the holders of Series E Preferred Stock thereafter shall not be permitted to convert shares of Series E Preferred Stock on any Trading Day in which the Common Stock trades below the average Closing Price of the Common Stock during the Second Adjustment Period; PROVIDED, HOWEVER, that this prohibition shall terminate when the number of Trading Days during which it applies, together with the number of Trading Days during which conversions have otherwise been restricted under this
Article VI.A(b)(ii) equals forty (40) Trading Days in any twelve (12) month period. "Closing Price," as of any date, means the last sale price of the Common Stock on the Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series E Preferred Stock and the Corporation ("Bloomberg") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series E Preferred Stock being converted for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Series E Preferred Stock.

               (iii) INAPPLICABILITY OF CONVERSION RESTRICTIONS. The restrictions on conversion set forth in this Article VI.A(b) shall not apply to conversions taking place on any Conversion Date (i) occurring on or after the date the Corporation makes a public announcement that it intends to merge or consolidate with any other corporation or sell or transfer substantially all of the assets of the Corporation or (ii) occurring on or after the date any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging a proxy battle or otherwise or
(iii) occurring on or after there is a material adverse change in the business, operation, assets, financial condition or prospects of the Corporation or its subsidiaries, taken as a whole.

          (c) NASDAQ LIMITATIONS ON CONVERSION. So long as the Common Stock is listed for trading on Nasdaq or an exchange or quotation system with a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series E Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series E Preferred Stock for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series E Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series E Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series E Preferred Stock that were issued upon conversion of Series E Preferred Stock) (the "Stockholder Approval"), or
(ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Rule 4460(i). If the Corporation's Common Stock is not then listed on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series E Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series E Preferred Stock, the Maximum Share Amount shall refer to such holder's PRO RATA share thereof determined in accordance with Article X below. In the event that Corporation obtains Stockholder Approval or the approval of Nasdaq, by reason of the inapplicability of the rules of Nasdaq or otherwise and concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained but there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; PROVIDED, HOWEVER, that the holders of the Series E Preferred Stock may grant an extension of the redemption required pursuant to Article V.B to allow the Corporation to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the Series E Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series E Preferred Stock PLUS (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series E Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

     B.   CONVERSION PRICE.

          (a) CALCULATION OF CONVERSION PRICE. Subject to subparagraph (b) below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of Article VI.C below. "Market Price" shall mean the Applicable Percentage (as defined below) times the average of the three (3) Lowest Trading Prices (as defined below) during the fifteen (15) Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Notice of Conversion (as defined in Article VI.E) is sent by a holder to the Corporation via facsimile (the "Pricing Period"). "Fixed Conversion Price" shall mean $3.93. "Lowest Trading Price" means, for any security as of any date, the low trade price on Nasdaq as reported by Bloomberg or, if Nasdaq is not the principal trading market for such security, the low trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the low trade price of such security can be determined in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trade price of such security is available in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the lowest bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Lowest Trading Price cannot be calculated for such security on such date in the manner provided above, the Lowest Trade Price shall be the low range of the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series E Preferred Stock being converted for which the calculation of the Lowest Trade Price is required in order to determine the Conversion Price of such Series E Preferred Stock. "Applicable Percentage" shall mean 100% from the Issue Date until October 8, 1998 and 90% thereafter, subject to adjustment pursuant to
Section 2(c) of the Registration Rights Agreement. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

          (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this subparagraph
(b) has been made, the date upon which the Corporation (in the case of clause
(i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

     C. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time when Series E Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Adjustment Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series E Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify its Transfer Agent of such change on or before the effective date thereof. "Adjustment Trading Price," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five
(5) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Adjustment Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or,
(b) at the option of a majority-in-interest of the holders of the outstanding Series E Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

          (b) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when Series E Preferred Stock is issued and outstanding and prior to the conversion of all Series E Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series E Preferred Stock shall thereafter have the right to receive upon conversion of the Series E Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series E Preferred Stock would have been entitled to receive in such transaction had the Series E Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series E Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series E Preferred Stock. The Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, twenty (20) days' prior written notice (but in any event at least ten (10) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series E Preferred Stock shall be entitled to convert the Series E Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection
(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          (c) OTHER SECURITIES OFFERINGS. If, at any time after the Issue Date and prior to June 8, 1999, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than
(i) a sale pursuant to a bona fide firm commitment underwritten public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended),
(ii) a sale as consideration for a merger, consolidation or purchase of assets, (iii) a sale in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (iv) a sale to Sanderling Ventures and its affiliates, Domain Associates and its affiliates, Innocal, Abingworth Bioventures and its affiliates, Rothchild Asset Management, Dimensional Fund Advisors, Inc.or New York Life Insurance (collectively, the "Other Common Stock"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) ("Other Price") is less than the effective Conversion Price of the Series E Preferred Stock at such time, the Corporation shall adjust the Conversion Price applicable to the Series E Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Series E Preferred Stock so that the Conversion Price applicable to the Series E Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price.

          (d) ADJUSTMENT DUE TO DISTRIBUTION. Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series E Preferred Stock shall be entitled, upon any conversion of shares of Series E Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

          (e) PURCHASE RIGHTS. Subject to Article III, if at any time when any Series E Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series E Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series E Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (f) ADJUSTMENT FOR RESTRICTED PERIODS. In the event that (1) the Corporation fails to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) on or prior to ninety (90) days following the Issue Date, or (2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement) or a Permitted Offering Delay (as defined in
Section 3(g) of the Registration Rights Agreement)), then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the fifteen (15) Trading Days preceding the 90th day following the Issue Date plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the fifteen (15) Trading Days preceding the date on which the holder of the Series E Preferred Stock is first notified that sales may not be made under the Prospectus, plus all Trading Days through and including the third Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Series E Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus or otherwise) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

          (g) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series E Preferred Stock.

     D. MECHANICS OF CONVERSION. In order to convert Series E Preferred Stock into full shares of Common Stock, a holder of Series E Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series E Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series E Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series E Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series E Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph
(a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

          (a) LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series E Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

          (b) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series E Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series E Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $1,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "Conversion Default") issuable upon surrender of shares of Series E Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "Conversion Default Payments"). Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article
VI. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI. and in this Article VI.E, the Corporation shall use commercially reasonable efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.
The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          (c) NO FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series E Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series E Preferred Stock as of a Conversion Date to a holder of Series E Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share to such holder of Series E Preferred Stock. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock to such holder of Series E Preferred Stock, the Corporation shall, in lieu of issuing any fractional share, pay such holder otherwise entitled to such fraction a sum in cash equal to the Closing Price of the Common Stock on the Conversion Date, multiplied by such fraction.

          (d) CONVERSION DATE. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series E Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series E Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

     E. RESERVATION OF SHARES. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series E Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series E Preferred Stock, 6,550,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series E Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series E Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series E Preferred Stock.

     If at any time a holder of shares of Series E Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series E Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series E Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series E Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series E Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

          (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

          (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares).

     Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

     F. NOTICE OF CONVERSION PRICE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series E Preferred Stock.

     G. STATUS AS STOCKHOLDERS. Upon submission of a Notice of Conversion by a holder of Series E Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series E Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series E Preferred Stock with respect to such unconverted shares of Series E Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series E Preferred Stock to the holder or, if such shares of Series E Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series E Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Article IV.D to the extent required thereby for such Conversion Default and any subsequent Conversion Default).

                              VII.  AUTOMATIC CONVERSION

     So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series E Preferred Stock issued and outstanding on June 8, 2001 (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series E Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Corporation's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise including any Allowed Delays (as defined in Section 3(f) of the Registration Rights Agreement) and any Permitted Offering Delays as defined in Section 3(g) of the Registration Rights Agreement)), (ii) any Mandatory Redemption Event (as defined in Article V.A) exists, without regard to whether any cure periods shall have run or (iii) pursuant to Article V.A with respect to a Mandatory Redemption Event described in Article V.A(ii). The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

                               VIII.  VOTING RIGHTS

     A. GENERALLY. Except as set forth herein, or as otherwise provided by the Delaware General Corporation Law ("DGCL"), the holders of the Series E Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     B. NOTICE OF MEETINGS. Notwithstanding the above, the Corporation shall provide each holder of Series E Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders at the time such materials are provided to the stockholders of the Corporation entitled to vote). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or twenty (20) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     C. VOTE REQUIRED. To the extent that under the DGCL the vote of the holders of the Series E Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series E Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series E Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series E Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to stockholders at the time such materials are provided to the stockholders of the Corporation entitled to vote) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                           IX.  PROTECTIVE PROVISIONS

     So long as shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock or any Senior Securities so as to affect adversely the rights, preferences and privileges of the Series E Preferred Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation (other than an increase in the authorized number of shares of Series E Preferred Stock) or the creation and issuance of any Junior Securities or any PARI PASSU Securities as permitted pursuant to the terms hereof shall not be deemed to affect adversely the right, preferences and privileges of the Series E Preferred Stock.

          (b)  create any new class or series of Senior Securities;

          (c) create any new class or series of PARI PASSU Securities, unless the average Closing bid Price for the ten (10) Trading Days ending one
(1) Trading Day prior to the date on which the Board of Directors approve the issuance of such class or series of capital stock is above $4.00, in which case such consent will not be required;

          (d) increase the authorized number of shares of Series E Preferred Stock; or

          (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     In the event holders of at least a majority of the then outstanding shares of Series E Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock, pursuant to subsection (a) above, so as to affect the Series E Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series E Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series E Preferred Stock.

                             X.  PRO RATA ALLOCATIONS

     The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series E Preferred Stock based on the number of shares of Series E Preferred Stock then held by each holder relative to the total aggregate number of shares of Series E Preferred Stock then outstanding.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 8th day of June, 1998.

                                      COCENSYS, INC.



                                      By: /s/ F. RICHARD NICHOL
                                          -------------------------
                                          F. Richard Nichol, Ph.D.
                                          President and Chief Executive Officer

                                                                       EXHIBIT A
                                 NOTICE OF CONVERSION

                      (To be Executed by the Registered Holder
                 in order to Convert the Series E Preferred Stock)

     The undersigned hereby irrevocably elects to convert ____ shares of Series E Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of CoCensys, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series E Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series E Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

     Date of Conversion:___________________________

     Three Lowest Trade Prices:_____________________

     Applicable Conversion Price:____________________

     Number of Shares of
     Common Stock to be Issued:_____________________

     Signature:____________________________________

     Name:_______________________________________

     Address:______________________________________

*The Corporation is not required to issue shares of Common Stock until the original Series E Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

                                    APPENDIX B

                           CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
                          AS AMENDED, OF COCENSYS, INC.


     CoCensys, Inc., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:   The name of the Corporation is CoCensys, Inc.

     SECOND: The date on which the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State) is February 5, 1993. A Certificate of Retirement of Series A, Series B and Series C Preferred stock was filed with the Delaware Secretary of State on February 5, 1993. A Certificate of Designation of Series A Junior Participating Preferred Stock was filed with the Delaware Secretary of State on May 15, 1995. A Certificate of Powers, Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock was filed with the Delaware Secretary of State on May 17, 1996. A Certificate of Amendment of Amended and Restated Certificate of Incorporation of CoCensys, Inc. was filed with the Delaware Secretary of State on June 19, 1996. A Certificate of Powers, Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock was filed with the Delaware Secretary of State on May 12, 1997. A Certificate of Powers, Designation, Preferences, Rights and Limitations of Series D Convertible Preferred Stock was filed with the Delaware Secretary of State on October 14, 1997. A Certificate of Powers, Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock was filed with the Delaware Secretary of State on June 8, 1998.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions at a meeting held on September 16, 1998 to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation to read in its entirety as follows:

                                        "IV.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total numbers of shares which the Corporation is authorized to issue is eighty million (80,000,000) shares. Seventy-five million (75,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001). Effective at the time of filing with the Secretary of State of the State of Delaware of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended (the "Effective Time"), each _____ (__) shares of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date of the Effective Time."

         FOURTH: Pursuant to a resolution of the Board of Directors, this Certificate of Amendment of Amended and Restated Certificate of
Incorporation, as amended, was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 27,280,949 shares of Common Stock. A majority of the outstanding shares of Common Stock voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended.

         IN WITNESS WHEREOF, CoCensys, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this ___ day of ________, 1999.

                              COCENSYS, INC.



                              ---------------------------------------------
                              F. Richard Nichol, Ph.D.
                              President, Chief Executive Officer and Chairman of the Board


ATTEST:


--------------------------------------
Robert R. Holmen
Vice President, General Counsel and Secretary

                                   COCENSYS, INC.
                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD JANUARY 27, 1999


The undersigned hereby appoints LOWELL E. SEARS and F. RICHARD NICHOL, PH.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CoCensys, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of CoCensys, Inc. to be held at the offices of CoCensys, 201 Technology Drive, Irvine, California on Wednesday, January 27, 1999, at 2:00 p.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSALS 1 AND 2.

                         (CONTINUED ON OTHER SIDE)

--------------------------------------------------------------------------------

/X/ Please mark your vote as in this example.


PROPOSAL 1:  To approve the issuance by the Company from time to time of shares of its Common Stock on conversion of shares of the Company's Series E Convertible Preferred Stock and exercise of warrants issued in connection with such Series E Convertible Preferred Stock.

             / / FOR        / / AGAINST    / / ABSTAIN


PROPOSAL 2:  To approve a proposal to provide the Board of Directors the authority to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to effect, at any time prior to the 1999 Annual Meeting of Stockholders, a reverse stock split, whereby the Company would issue one new share of Common Stock in exchange for between four and ten shares of outstanding Common Stock.

             / / FOR        / / AGAINST    / / ABSTAIN


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. THANK YOU.

Signature(s):                                       Date:
             --------------------------------------       --------------------

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.